EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of InfraSource Services, Inc. (the “Company”) for the quarterly period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), David R. Helwig, as Chief Executive Officer of the Company, and Terence R. Montgomery, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID R. HELWIG	/s/ TERENCE R. MONTGOMERY

David R. Helwig Chief Executive Officer Date: November 4, 2005	Terence R. Montgomery Chief Financial Officer Date: November 4, 2005
This certification accompanies the Form 10-Q pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.